AMENDMENT
                             DATED FEBRUARY 17, 2006
                                     TO THE
           DISTRIBUTION AND SHAREHOLDER SERVICES PLAN--C-CLASS SHARES
                                       OF
                              RYDEX DYNAMIC FUNDS,
                             DATED AUGUST 28, 2000,
                                   AS AMENDED

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                          RYDEX DYNAMIC FUNDS - C-CLASS
                    DISTRIBUTION AND SHAREHOLDER SERVICE FEES
                          AS AMENDED FEBRUARY 17, 2006

RYDEX FUNDS - C-CLASS

Dynamic S&P 500 Fund (formerly Titan 500 Fund)
Inverse Dynamic S&P 500 Fund (formerly Tempest 500 Fund)
Inverse Dynamic OTC Fund (formerly Venture 100 Fund)
Dynamic OTC Fund (formerly Velocity 100 Fund)
Dynamic Dow Fund (formerly Long Dynamic Dow 30 Fund)
Inverse Dynamic Dow Fund (formerly Inverse Dynamic Dow 30 Fund)
LEVERAGED RUSSELL 2000 FUND
INVERSE RUSSELL 2000 FUND

DISTRIBUTION AND SHAREHOLDER SERVICE FEES

Distribution Services...........................Seventy-Five basis points (.75%)

Shareholder Services.............................Twenty-Five basis points (.25%)

CALCULATION OF FEES

Distribution and Shareholder Service fees are based on a percentage of the Funds' average daily net assets attributable to Shares of the Funds.

ADDITIONS ARE NOTED IN BOLD.